LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH INC.
Code of Ethics
Effective January 1, 2013

Jennifer Reynolds 11/06/2012

Definitions ........................................................................................................................................... Appendix A
Los Angeles Capital Critical Service Providers ........................................................................................ Appendix B
Los Angeles Capital ETFs and Sub-Advised Mutual Funds ...................................................................... Appendix C
Restricted Securities List ........................................................................................................................ Appendix D
Initial Report ........................................................................................................................................ Appendix E
Annual Report ..................................................................................................................................... Appendix F
Quarterly Report ................................................................................................................................. Appendix G
Personal Trade Pre-Clearance ................................................................................................................ Appendix H

Introduction
This Code of Ethics (“the Code”) establishes the rules of conduct for Los Angeles Capital Management and Equity Research, Inc. (“Los Angeles Capital”) under Section 204 of the Investment Advisers Act of 1940 and under rule 17j-1 of the Investment Company Act of 1940. This Code has been adopted by the firm’s Board of Directors.

General Principles
Los Angeles Capital acts as a fiduciary to its clients and/or investors (“clients”) and therefore, has an affirmative duty of care, loyalty, honesty, and good faith to act in their best interests. The firm’s personnel have an obligation to uphold these duties. At a minimum, the firm and its employees have:

1. The duty to place the interests of the client before the firm at all times;
2. The duty to act in a professional and ethical manner at all times;
3. The duty to act with skill, competence, and diligence;
4. The duty to communicate with clients in a timely and accurate manner;
5. The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the Code and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility;
6. The principle that investment adviser personnel should not take inappropriate advantage of their positions;
7. The fiduciary duty to keep information concerning the identity of security holdings and financial circumstance of a client confidential;
8. The principle that independence and objectivity in the investment decision making process is paramount; and
9. The duty to report any violations of the code to the Chief Compliance Officer (“CCO”).

All employees must comply with applicable federal securities laws, and as an adviser the firm and its employees are prohibited from the following:

1. Employing a device, scheme or artifice that would defraud an investment advisory client (“client”);
2. Making to a client any untrue statement of a material fact or omitting a material fact necessary in order to make the statements made not misleading;
3. Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client;
4. Engaging in a manipulative practice with respect to a client,
5. Engaging in any manipulative practice with respect to securities, including price manipulation, acting on or spreading false market rumors; or

6. Making use of any information that an employee may have become aware of by virtue of his/her relationship with a client organization. Access persons may not conduct a transaction while aware of such “inside information” if the information is indeed non-public in nature and comes about through dialogue and/or interaction with an official at a publicly traded organization. (Please see the firm’s Insider Trading Policy for further information).

Scope of the Code

Persons Covered by the Code
Due to the size of Los Angeles Capital and the firm’s general business structure, every employee of the firm (including interns), is considered both a supervised person and an access person. Generally, supervised persons are subject to the Code and access persons are subject to both the Code and additional specific reporting requirements.

Family Members of Los Angeles Capital Employees
Family members of Los Angeles Capital employees are considered access persons and are subject to the specific reporting requirements detailed in the Personal Trading section.

For purposes of this Code, family members are considered any relative by blood or marriage living in the employee’s household and any account in which the employee has direct or indirect beneficial interest (e.g., a trust).

Standards of Business Conduct

Conflicts of Interest
As a fiduciary, it is the firm’s duty to attempt to avoid conflicts of interest and to fully disclose all material facts concerning a conflict that may arise, to any client. As a result, all conflicts and potential conflicts of interest should be reported to the Compliance department upon hire or upon entering into any such relationship, whichever may come first. Each conflict will be examined by the CCO and the President of the firm to determine whether the conflict would be inconsistent with the interests of Los Angeles Capital and shall be subject to the implementation of appropriate “Chinese Walls” or other procedures to isolate such investment personnel from the investment-making decisions regarding trading in that company’s securities.

The following are a list of possible conflicts:

• Immediate family member works for:
o broker-dealer
o publicly traded company
o critical service provider (see Appendix B)

o client
o regulatory agency
• Employee or family member serves on the board of directors of any of the above.
• Any material, beneficial ownership or interest in any of the above.
• Executorship, trusteeship or power of attorney other than with respect to a family member.

Proprietary Account
In the event that the trades in a client’s managed account coincide or overlap with a proprietary account, or a pooled account with proprietary assets in excess of 2%, it is the firm’s policy to trade the client’s managed account(s) first and the account(s) with proprietary interest last. If feasible, and if the impact upon liquidity and market impact is deemed inconsequential, Los Angeles Capital may trade client’s managed accounts in conjunction with accounts with proprietary interests. In the event that similar names are aggregated, the block trades would receive the same execution price per share and would be subject to the firm’s aggregated transaction procedures.

Disciplinary Events
All employees are to promptly notify the CCO of his/her disciplinary history upon hire and in the event of any new legal or disciplinary action. The CCO is responsible for determining whether the information is material and must be reported to clients.

Gifts and Entertainment
A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the firm and its clients. The overriding principle is that employees should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or a firm. Similarly, employees should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the employee.

•
No employee may receive any gift, service or other thing valued greater than $100 in aggregate within a calendar year from any person or entity that does business with, or hopes to do business with Los Angeles Capital. No employee may give or offer to give any gift, service or other thing valued greater than $100 in aggregate within a calendar year to existing clients, prospective clients or any other person or entity that does business with or hopes to do business with Los Angeles Capital without the consent of the CCO.

•
No employee may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any other person or entity that does or hopes to do business with Los Angeles Capital. Employees may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

•	Any solicitations by public funds or their officials and/or restricted persons for contributions must be reported to Compliance.

•
All gifts and entertainment, regardless of value, both given and received should be reported to the Compliance department. Written notification should include the giver/recipient and details of the gift or entertainment given/received.

Prohibited Transactions
Employees are prohibited from any of the following:

•
Using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transaction, including purchasing or selling such security.

•
Disclosing to other persons any information about a client (including former clients), the client’s financial circumstances, the client’s security holdings, the client’s identity (unless the client consents), and any advice furnished to the client by the firm.

•
Engage in frequent trading of a mutual fund where Los Angeles Capital serves as adviser or sub-adviser. Frequent trading is defined as selling a position that was taken less than six months prior or repurchasing a position that was sold less than six months prior. Appendix C lists the mutual funds for which Los Angeles Capital serves as adviser or sub-adviser.

Compliance Procedures

Restricted Securities
Los Angeles Capital does not allow purchases of the following:

•	Publicly traded security (stock, bond, etc.) of a client (please see Appendix D for restricted list); and

•	Initial Public Offering (IPOs)

In the event that any of the above securities are held prior to your employment with Los Angeles Capital, the firm will not require you to sell your shares, but will instead require pre-clearance and reporting of any and all of the above security types regardless of what other provisions the Code may exclude.

Pre-Clearance Procedures
All employees are required to obtain written pre-clearance before buying or selling stocks, mutual funds we sub-advise, ETFs we trade (Appendix C), options on stocks, futures, and certain investments in limited offerings. A personal trade pre-clearance form (Appendix H) can be obtained from the Compliance department and requires the signatures of a member of the Trading department AND a member of the Compliance department. A standard approval is valid only until the end of the trading day for which approval was given or such shorter time as may be specified in the approval. If the trade was not executed by the end of the trading day, the Compliance department should be notified and another personal trade pre-clearance form needs to be completed for any subsequent days. All personal trade pre-clearance forms should be submitted to the Compliance department.

Personal trade pre-clearance approval cannot be granted by the same individual seeking pre-clearance. In the event that a member of the Trading department or a member of the Compliance department requires pre-clearance, signatures must be obtained from an alternate member, who is authorized to provide approval, of the respective department.

Securities that Require Pre-Clearance
Stocks; mutual funds we sub-advise; options on stocks; futures; initial investments in limited offerings (i.e., private placements, hedge funds), including limited partnerships for which the firm acts as General Partner; and ETFs listed on Appendix C.

Securities that DO NOT Require Pre-Clearance
ETFs not listed on Appendix C; Open-End Mutual Funds (we do not sub-advise); Closed-End Funds; Bonds; Options on broad market indices; Direct Obligations of the US Government; Bankers’ Acceptances; Bank CDs; Commercial Paper; High Quality Short-Term Debt Instruments; Repurchase Agreements; and Money Market Funds.

Exemptions from Pre-Clearance

•	Purchases or sales pursuant to an automatic investment plan (Los Angeles Capital 401(k) contributions, dividend reinvestment plans, etc.).

•
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired.

•	Acquisition of securities through stock dividends, stock splits, mergers, spin offs, and other similar corporate reorganizations.

•
Purchases or sales held in accounts where he/she has no direct or indirect influence or control. This includes accounts where the employee has signed over all investment discretion to an adviser, broker or other trustee.

•	Acquisition of Los Angeles Capital Management and Equity Research, Inc. shares by Access Persons, pursuant to periodic share offerings.

•	Subsequent investments in a limited offering where the initial investment received pre-clearance approval.

Disclosure of Personal Holdings
Each employee must disclose to Compliance all personal security holdings where he/she has some beneficial ownership, be it direct or indirect, within 10 days of being hired and thereafter on an annual basis. This includes the security holdings of family members as listed on page 2. Please see Appendix E for an example of the Initial Holdings Report required upon hire and Appendix F for the Annual Report, required thereafter. Upon receipt of the reports, the Compliance department will review such for accuracy, cross checking with other required documentation.

Securities to be Reported on Initial and Annual Holdings Report
Los Angeles Capital requires holdings in the following security types to be reported:
• Stocks
• ETFs (all)
• Mutual Funds we sub-advise
• Closed-End Funds
• Options
• Futures
• Limited Offerings (See Securities that Require Pre-Clearance and Exemptions from Pre-Clearance)
• Bonds

Holdings in the following security types DO NOT need to be reported:
• Open-End Mutual Funds (we do not sub-advise)
• Direct Obligations of the U.S. Government
• Bankers’ Acceptances
• Bank CDs
• Commercial Paper
• High Quality Short-Term Debt Instruments
• Repurchase Agreements
• Money Market Funds

Quarterly Transaction Reports
Each employee must report to Compliance all personal, reportable security transactions where he/she has either direct or indirect beneficial ownership within 30 days of each calendar quarter end. This includes the securities transactions of family members as listed on page 2. Each employee must submit a report for all periods including those periods in which no securities or fund transactions were effected. A report shall be made on the Quarterly Transaction Report as demonstrated in Appendix G. Transactions may also be reported on a separate sheet of paper that contains the same information, attached to a signed and executed Report. Upon receipt of the reports, the Compliance department will review such for accuracy, cross checking with other required documentation.

Securities to be Reported on Quarterly Transaction Reports
Los Angeles Capital requires transactions in the following security types to be reported:
• Stocks
• ETFs (all)
• Mutual Funds we sub-advise
• Closed-End Funds
• Options
• Futures
• Initial and subsequent investments in Limited Offerings (See Securities that Require Pre-Clearance and Exemptions from Pre-Clearance)
• Bonds

Transactions in the following security types DO NOT need to be reported:
• Open-End Mutual Funds (those which we do not sub-advise)
• Direct Obligations of the U.S. Government
• Bankers’ Acceptances
• Bank CDs
• Commercial Paper
• High Quality Short-Term Debt Instruments
• Repurchase Agreements
• Money Market Funds
• Transactions effected pursuant to an automatic investment plan (standard 401(k) contributions, dividend reinvestment, monthly automatic investment, etc.)

Quarterly Personal Brokerage Statements
Each employee shall supply to the Compliance department, on a timely basis, duplicate copies of all periodic statements for all personal securities accounts which hold reportable securities. This may include such reports as traditional brokerage accounts, IRAs, old employer 401(k)s, etc. Any account where the employee has either direct or indirect beneficial ownership, that holds any of the securities listed below, must be reported. This includes the securities accounts of family members as listed on page 2. Reports submitted to Los Angeles Capital pursuant to this Code will remain confidential except to the extent necessary to implement and enforce the provisions of the code or to comply with requests for information from government agencies.

Required Duplicate Statements
Statements that hold the following security types should be submitted:
• Stocks
• ETFs (all)
• Mutual Funds we sub-advise
• Closed-End Funds
• Options
• Futures
• Bonds

Statements that hold the following security types DO NOT need to be submitted:
• Open-End Mutual Funds (those which we do not sub-advise)
• Direct Obligations of the U.S. Government
• Bankers’ Acceptances
• Bank CDs
• Commercial Paper
• High Quality Short-Term Debt Instruments
• Repurchase Agreements
• Money Market Funds

Exempt Reporting Requirements
Employees do not need to report with respect to any securities held in accounts where he/she has no direct or indirect influence or control. This includes accounts where the employee may have signed over all investment discretion to an adviser, broker or other trustee; accounts of adult children not living in the same household where the employee has no discretionary authority over the account, etc; or ownership (shares) of Los Angeles Capital Management and Equity Research, Inc. allocated pursuant to periodic share offerings. If you are uncertain as to whether this exclusion applies to you, please see Compliance for further clarification.

Certification of Compliance with Code of Ethics
Each employee will at hire and annually thereafter, certify in writing that he/she received, read, and understands the Code and any amendments made to it, and recognizes that he/she is subject to it; that he/she has complied with the requirements of the Code; and he/she has reported all personal securities and transactions required to be reported pursuant to the requirements of the Code.

This certification will be contained in the Annual Report (Appendix F). Los Angeles Capital will provide each employee with a copy of the current Code upon hire, upon material change, and each year at the annual Code of Ethics training.

Administration and Enforcement of Code

Annual Review
Compliance will review the Code at least annually for its adequacy and effectiveness. Any material amendments to the Code will be approved by the firm’s Board of Directors and the Board of Directors of any mutual fund that Los Angeles Capital sub-advises. All material amendments and updates to Appendices B and C will be promptly communicated to firm employees.

In addition, as fund sub-adviser, Los Angeles Capital will provide a written annual report to the Board of Directors of the funds we sub-advise that describes any issues arising under the Code since the last report, including information about material violations of the Code and sanctions imposed in response. This report will also include discussion of any waivers that might be considered important by the fund’s Board of Directors and will certify that the firm has adopted policies and procedures reasonably designed to prevent access persons from violating the Code.

Recordkeeping
All required documentation will be retained in accordance with the Rule 204-2 of the Investment Advisers Act. Please see the firm’s Books and Records policy for further information.

Reporting of Violations
Employees are required to report violations of the firm’s Code promptly to the CCO. All such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code. In the event that the CCO is involved in the violation or is unreachable, violations should be reported to other members of the Compliance department or to the President of the firm.

Material violations of the Code include violations that impact a client, or are egregious, malicious, or repetitive in nature. A violation may include, but is not limited to: failure to receive pre-clearance for a reportable trade; trading in restricted securities; fraudulent misrepresentation of personal securities holdings or conflicts of interest; receipt or gifting of an excessive gift or entertainment event to a client, prospective client or any individual or entity who does business or hopes to do business with the firm; repetitive non-material violations for the same offense; non-compliance with applicable laws, rules and regulations; fraud or illegal acts involving any of the firm’s business; material misrepresentation in regulatory filings, internal books and records, clients records or reports; activity that is harmful to clients, including shareholders; and deviations from required controls and procedures that safeguard clients and the firm.

The CCO will promptly report to the firm’s Board of Directors all material violations of this Code and the reporting requirements thereunder.

Sanctions
Any violations of the Code may result in disciplinary action that the Board of Directors and the CCO deem appropriate, including, but not limited to a warning, fines, disgorgement, suspension, demotion or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

Sanctions for Personal Trading Violations
Personal trading violations, including, but not limited to trading without the required pre-clearance or trading restricted securities, may result in the immediate unwinding of the trade and a fine. If required, the amount of the fine will be determined by members of the Board of Directors and the CCO. It may include the disgorgement of any profits from the trade to a mutually agreed upon charity. The trade(s) may be unwound as soon as possible upon discovery and notification of the violation. Profits will be determined by the Trading department.

Appendix A

Definitions

Access Persons – any supervised person who has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of a reportable fund; or who is involved in the investment decision making process for a client, or who has access to such investment decisions for a client. Each employee of Los Angeles Capital is considered an Access Person.

Automatic Investment Plan – a program in which regular periodic purchases or withdrawals are made automatically in to or from investment accounts in accordance with a pre-determined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial Ownership/Interest –generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household. This shall be defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations thereunder.

Closed-End Fund – a fund which does not continuously offer their shares for sale, but rather, sells a fixed number of shares at one time (in an initial public offering), after which the shares typically trade on a secondary market. The price is determined by the market and may be greater or less than the shares’ net asset value.

Direct Ownership – the security is registered under your name. You receive all dividend checks and shareholder information directly.

Fund – an investment company registered under the Investment Company Act of 1940.

Indirect Ownership – the security is held through a bank or brokerage firm in the broker’s name for your benefit. Dividends are paid to that broker for distribution in accordance with your agreement with that broker.

Initial Public Offering (IPO) – an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of sections 13 and 15 of the Securities Exchange Act of 1934.

Limited Offering – an offering made to a few, select individuals that is exempt from registration under the Securities Act of 1933 (e.g., Hedge Funds, Private Placements, etc.)

Proprietary Accounts – accounts in which Los Angeles Capital has, at a minimum, 2% beneficial ownership position, including proprietary assets in a pooled account.

Supervised Persons – directors, officers, partners or other persons occupying similar status or performing similar functions, employees of the firm, and any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control.

Appendix B

Los Angeles Capital Critical Service Providers

[This information has been intentionally redacted for confidentiality purposes.]

Appendix C

Los Angeles Capital ETFs and Sub-Advised Mutual Funds

These ETFs require pre-clearance approval and reporting

[This information has been intentionally redacted for confidentiality purposes.]

These mutual funds require pre-clearance approval and reporting

• Wilshire 5000 Index Fund: All share types (WFIVX & WINDX)
• HSBC International Select Fund – MultiAlpha North America Equity
• HSBC MultiAlpha U.S. Equity Pooled Fund
• HSBC U.S. Equity Fund
• HSBC U.S. Equity Pooled Fund
• IBM Diversified Global Equity Fund
• ISI Strategy: All Shares (STRTX)
• Principal Global Multi-Strategy Fund: All share types (PSMIX, PMSPX, & PMSAX)
• Principal MidCap Value Fund I R3 (PMPRX)
• Principal SmallCap Value Fund II R3 (PJARX)
• SEI Canada US Small Company Growth
• SEI Global Master Fund – The SEI UK Equity Fund
• SEI Global Master Fund – The SEI Quantitative UK Equity Fund
• Vanguard Growth and Income Fund: All share types (VGIAX & VQNPX)
• Wilshire Large Company Growth Portfolio: All share types (DTLGX & WLCGX)
• Wilshire Small Company Growth Portfolio: All share types (DTSGX & WSMGX)
• Wilshire Small Company Value Portfolio: All share types (DTSVX & WSMVX)
• Wilshire Variable Insurance Trust Small Cap Growth Fund

Appendix D

Restricted Securities List

Employees are prohibited from purchasing any securities (stock, bond, etc.) listed from the following companies:

[This information has been intentionally redacted for confidentiality purposes.]

Appendix E
Los Angeles Capital Management and Equity Research Inc.
Code of Ethics

Initial Report
I hereby acknowledge receipt of a copy of the Code of Ethics for Los Angeles Capital Management and Equity Research, Inc. (“Los Angeles Capital” or “the firm”). I have read and understood the Code and recognize that I am subject to its requirements as an Access Person of the firm. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the company, such as any economic relationship between my transactions and securities held or to be acquired by the firm or any of its portfolios.

1. As of the date I became an Access Person I had direct or indirect beneficial ownership in the following securities:

Do NOT report holdings in open-end mutual funds unless they appear on Appendix C, direct obligations of the US government, bankers’ acceptances, bank CDs, commercial paper, high quality short term debt instruments, repurchase agreements, or money market funds. If additional room is needed please attach a separate sheet with all the required information. If you do not own any reportable securities, please write NONE (rather than N/A). Please remember to list all ETFs.

Security Name	Ticker or CUSIP	Type of Security	Number of Shares	Principal Amount	Broker-Dealer/Bank

2. As of the date I became an Access Person I held securities for my benefit with the following institutions.

Institution	Name & Acct. Number	Type of Account	Direct/Indirect Ownership

3. Please identify any potential conflicts of interest. See pages 2-3 for examples of what relationships may need to be disclosed.
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Date:________________________

Signature:_______________________________________

Print Name:______________________________________

Title:____________________________________________

Appendix F
Los Angeles Capital Management and Equity Research Inc.
Code of Ethics

Annual Report

All Access Persons must report any securities owned either directly or indirectly as of each calendar year end. Reports must be completed and returned to the Compliance department by January 31st each year.

Access Person (Name):_______________________________

Do NOT report holdings in open-end mutual funds unless they appear on Appendix C, direct obligations of the US government, bankers’ acceptances, bank CDs, commercial paper, high quality short term debt instruments, repurchase agreements, or money market funds. If additional room is needed please attach a separate sheet with all the required information. If you do not own any reportable securities, please write NONE (rather than N/A). Please remember to list all ETFs.

Security Name	Ticker or CUSIP	Type of Security	Number of Shares	Principal or Market Value	Broker-Dealer/Bank

Annual Certification
I have received, read, and understand the most recent version of Los Angeles Capital Management and Equity Research’s Code of Ethics and understand that I am subject to its requirements as an Access Person of the firm. I hereby certify that, during the year ended December 31, 20__, I have complied with the requirements of the Code and I have reported all violations, conflicts of interest, securities, and transactions required to be reported pursuant to the Code.

Date:________________________________

Signature:_______________________________________

Print Name:______________________________________

Title:____________________________________________

Appendix G
Los Angeles Capital Management and Equity Research Inc.
Code of Ethics

Quarterly Report
Transaction Report for ____Quarter 20___
Due 30 days after quarter-end

During the quarter referred to above, the following transactions were effected in securities or funds in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the firm.

Do NOT report transactions in open-end mutual funds unless they appear on Appendix C, direct obligations of the US government, bankers’ acceptances, bank CDs, commercial paper, high quality short term debt instruments, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan. If additional room is needed please attach a separate sheet with all the required information. If you did not trade any reportable securities, please write NONE (rather than N/A). Please list all ETF transactions, regardless of whether pre-clearance approval was required.

Date of Transaction	Transaction Type	Security Name	Ticker or CUSIP	Number of Shares	Principal or Market Value	Price	Broker/Dealer or Bank

During the quarter referred to above, the following accounts were opened with a broker, dealer or bank with which I hold securities reportable under the Code. This report excludes any accounts established that hold reportable securities over which I have no direct or indirect influence or control.

Financial Institution	Name & Acct. Number	Type of Account	Date Established

I certify that I have no knowledge of the existence of any personal conflict of interest relationship that has not previously been reported, except what is listed below. (Please see pg 2-3 of the Code of Ethics for examples of conflicts that may need to be reported.)
__________________________________________________________________________________________________________________________________________________________________

Date:________________________________

Signature:_______________________________________

Print Name:______________________________________

Title:____________________________________________

Appendix H

Los Angeles Capital Management and Equity Research Inc.
Code of Ethics

Personal Trade Pre-Clearance

I request permission to execute the following transaction(s) for a personal account:

Trade Date	Action	Name of Security	Type (stock, ETF, MF, option, future, limited offering)	Ticker	# of Shares

I attest that I am not using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transaction, including purchasing or selling such security, and that I am not trading on the knowledge of any material, non-public information.

________________________________     __________________
Employee Signature                 Date
__________________________________
Employee Name

Trade approvals need TWO signatures prior to execution and all trade approvals expire at the end of the trading day.

Prior to authorization all trades must be screened for any potential conflicts of interest and against the Restricted Securities List.

Trading department

Authorized by:___________________________     □ Trading Conflicts of Interest Screen

Name:__________________________________

Title:___________________________________

Compliance department

Authorized by:___________________________     □ Restricted Securities Screen

Name:__________________________________     □ Conflicts of Interest Screen

Title:___________________________________     □ Frequent Trading Screen